EXPLANATORY NOTE

Doroni Aerospance, Inc. has prepared this Form 1-A POS solely for the purpose of filing Exhibit 11.1.

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Part III

EXHIBITS

Index to Exhibits

2.1*	Amended and Restated Certificate of Incorporation of Doroni Aerospace, Inc. (incorporated by reference to the POS AM filed November 5, 2026)

2.2*	Bylaws of Doroni Aerospace, Inc. (incorporated by reference to the Offering Statement on Form 1-A filed December 22, 2025)

4.1*	Form of Subscription Agreement (incorporated by reference to the Offering Statement on Form 1-A filed December 22, 2025)

6.1*	Broker-Dealer Agreement with DealMaker Securities LLC (incorporated by reference to the 1-K filed April 30, 2026)

11.1	Consent of RNB Capital LLC

12*	Opinion of Pearl Cohen LLP (incorporated by reference to the POS AM filed November 5, 2026)

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* Previously filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Post-Qualification Amendment to the Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coral Springs, State of Florida, on November 13, 2026.

DORONI AEROSPACE, INC.

By:	/s/ Doron Merdinger	Date: November 13, 2026
Doron Merdinger, Principal Executive Officer and Director

By:	/s/ Yoram Bibring	Date: November 13, 2026
Yoram Bibring, Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

Pursuant to the requirements of Regulation A, this Post-Qualification Amendment has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Doron Merdinger Doron Merdinger, Director Date: November 13, 2026
By: /s/ Omer Bar-Yohay Omer Bar-Yohay, Director Date: November 13, 2026

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